                                                                   Exhibit 14(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-70642 on Form N-14 of MuniYield California Insured Fund II, Inc. of our report dated November 29, 2000 appearing in the October 31, 2000 Annual Report of MuniYield California Insured Fund, Inc. and to the reference to us under the captions "COMPARISON OF THE FUNDS - Financial Highlights - California Insured" and "EXPERTS", all appearing in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
November 9, 2001